UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2021

Erasca, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40602	83-1217027
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10835 ROAD TO THE CURE SUITE 140
SAN DIEGO, California		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 858 465-6511

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ERAS	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 19, 2021, Erasca, Inc. (the “Company”) entered into a Second Amendment to Lease with BMR-Road to the Cure LP (the “Second Lease Amendment”), which amended that certain Lease, dated as of July 27, 2018, as amended by that certain First Amendment to Lease, dated as of September 16, 2019 (the “Lease”). Pursuant to the Second Lease Amendment, the expiration date of the Lease was changed from May 31, 2024 to April 1, 2022. No additional fees are payable in connection with the execution of the Second Lease Amendment or the expiration of the Lease. The Second Lease Amendment was entered into in connection with the Company’s planned relocation of its corporate headquarters from 10835 Road to the Cure, Suite 140, San Diego, CA 92121 to a new leased premises at 3115 Merryfield Row, Third Floor, San Diego, CA 92121.

A summary of the material terms of the Lease was included in the Company’s Registration Statement on Form S-1 filed on June 25, 2021, which is qualified in its entirety by reference to the full text of the Lease (filed as Exhibit 10.19 to the Company’s Registration Statement on Form S-1 filed on June 25, 2021). The foregoing description of the Second Lease Amendment is a summary and is qualified in its entirety by reference to the full text of the Second Lease Amendment, which the Company expects to file as an exhibit to the Company’s Annual Report on Form 10-K for the 12 months ended December 31, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	November 23, 2021	By:	/s/ Ebun Garner
Ebun Garner, General Counsel and Secretary